Exhibit 1.1

[             ]

ACA CAPITAL HOLDINGS, INC.

Common Stock

UNDERWRITING AGREEMENT

, 2006

CREDIT SUISSE SECURITIES (USA) LLC,

J.P. MORGAN SECURITIES INC.

BEAR STEARNS & CO. INC.,

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1.  Introductory.  ACA Capital Holdings, Inc., a Delaware corporation, (“Company”) and the persons named in Schedule B hereto (the “Selling Stockholders”) propose to issue and sell [          ] shares (“Firm Securities”) of Common Stock of the Company (“Securities”) and, at the option of the Underwriters (as defined below), an aggregate of not more than [           ] additional shares (“Optional Securities”) of its Securities to the Underwriters as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.  The Securities to be sold by the Underwriters pursuant to this Agreement will be sold by the Underwriters at the public offering price.  The Company and the Selling Stockholders hereby agree with the several Underwriters named in Schedule A hereto (“Underwriters”) as follows:

2.  Representations and Warranties.

(i)  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)  A registration statement (No. 333-133949) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (“Commission”) and either (i) has been declared effective under the Securities Act of 1933 (“Act”) and is not proposed to be further amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (“initial registration statement”) has been declared effective, either (i) an additional registration statement (“additional registration statement”) relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement.  If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act, is hereinafter referred to as the “Initial Registration Statement”.  The additional registration statement (if any), as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement”.  The Initial Registration Statement and the Additional Registration Statement  (if any) are herein referred to collectively as the “Registration Statements” and individually as a “Registration Statement”.  “Registration Statement” without reference to a time means the Registration Statement as of its Effective Time.  “Registration Statement” as of any time means the initial registration statement and any additional registration statement in the form then filed with the Commission, including any amendment thereto and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified.  For purposes of the previous sentence, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A.  “Statutory Prospectus” as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any prospectus deemed to be a part thereof that has not been superseded or modified.  For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified on Schedule B to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means [ ]:00 [a/p]m (Eastern time) on the date of this Agreement.

(b)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (1) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement (x) conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and (y) did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (2) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement (x) conformed, or will conform, in all material  respects to the requirements of the Act and the Rules and Regulations and (y) did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (3) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each (x) conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and (y) neither the Initial Registration Statement nor, if applicable, the Additional Registration Statement, includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not include any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus (x) will conform in all material respects to the requirements of the Act and the Rules and Regulations, (y) the Initial Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not include any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  No Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(c)  Deloitte & Touche LLP and PricewaterhouseCoopers LLP, who have each provided their audit report with respect to certain of the financial statements, including the notes thereto, and supporting schedules and information of the Company and its subsidiaries that are included in the Registration Statement, are independent registered public accounting firms with respect to the Company as required by the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Rules and Regulations.

(d)  (i) At the time of filing the Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other Subsidiary (as defined below) in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(e)  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus and the documents set forth on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f)  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies Credit Suisse Securities (USA) LLC (“Credit Suisse”) as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus and prior to the Closing Date there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has notified or will promptly notify Credit Suisse and (ii) the Company has amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, prospects or results of operations of the Company and its Subsidiaries, taken as a whole (“Material Adverse Effect”).

(h)  Each subsidiary of the Company in which the Company owns more than 50% of the effective voting power or which is otherwise consolidated in the Company’s financial statements, excluding special purpose vehicles which are issuers of the Company’s collateralized debt obligations or are organized such that the common shares are held by a charitable trust or any subsidiaries of such charitable trust (each a “Subsidiary”) has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; in each case except where the failure to be so qualified or in good standing would not, individually, or in the aggregate, have a Material Adverse Effect, all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects.

(i)  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

(j)  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(k)  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(l)  The Offered Securities have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

(m)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) or NASD Regulation, Inc. (“NASDR”) in connection with the purchase and distribution of the Offered Securities by the Underwriters.

(n)  The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities as herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Subsidiary, except with respect to (i) and (ii) above only, for such breaches, violations or defaults which individually or in the aggregate would have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(o)  This Agreement has been duly authorized, executed and delivered by the Company.

(p)  Except as disclosed in the General Disclosure Package, the Company and its Subsidiaries have good and marketable title to all material real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and defects that would, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Prospectus, the Company and its Subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would, individually or in the aggregate, have a Material Adverse Effect.

(q)  Each of the Company and its Subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the General Disclosure Package, except as would not reasonably be expected to have a Material Adverse Effect, and each such Consent is valid and in full force and effect, and neither the Company nor any Subsidiary has received notice as of the date hereof of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, could reasonably be expected to result in, the revocation of, or imposition of a materially burdensome restriction on, any Consent.  Each of the Company and the Subsidiaries is in compliance with all applicable laws, rules, regulations, ordinances, directives, judgments, decrees and orders, foreign and domestic (including, as applicable, insurance laws and laws relating to companies which control insurance companies and the rules, regulations and interpretations of the insurance regulatory authorities thereunder), except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.  No Consent that is material to the business of the Company or any of its Subsidiaries contains a materially burdensome restriction not adequately disclosed in the General Disclosure Package.

(r)  Except as disclosed in the General Disclosure Package, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, under any agreement or other instrument or regulation or rating agency guidance to which it is a party or is subject (except for any restrictions contained in any statutes or regulations of general applicability to similar companies), from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except for any restrictions or prohibitions which would not reasonably be expected to have a Material Adverse Effect.

(s)  No labor dispute with the employees of the Company or any Subsidiary exists that would reasonably be expected to have a Material Adverse Effect or, to the knowledge of the Company, is imminent.

(t)  The Company maintains insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties, which insurance is in full force and effect, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect.  There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

(u)  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties that would individually or in the aggregate be reasonably expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings are to the Company’s knowledge threatened.

(v)  The financial statements, together with the related notes, included in each Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements, together with the related notes, have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein.

(w)  Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in or affecting (i) the condition (financial or other), business, properties, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement or the Prospectus.  Except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.  Since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus and obligations incurred in the ordinary course of business of any insurance Subsidiary.

(x)  The statistical, industry-related and market-related data included in the General Disclosure Package are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate such that there will be no material misstatement in the General Disclosure Package, and such data materially agrees with the sources from which they are derived; provided, that the Company makes no representation regarding the underlying data used by third parties in preparing published materials used as such sources.

(y)  The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)  Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(aa)  Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could reasonably be expected to be “integrated” for purposes of the Securities Act with the offer and sale of the Shares pursuant to the Registration Statement.  Except as disclosed in the General Disclosure Package, neither Company nor any of its affiliates has sold or issued any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulations D or S under the Securities Act, other than Relevant Securities issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the General Disclosure Package.

(bb)  Neither the Company nor any of its Subsidiaries is and, at no time up to and including consummation of the transactions contemplated by this Agreement, the General Disclosure Package, and after giving effect to application of the net proceeds of the Offering, will be, (i) subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and (ii) is nor will be an entity “controlled” by an “investment company” within the meaning of such act.

(cc)  There are no contracts or other documents (including, without limitation, any voting agreement), legal or governmental proceedings, affiliate transactions, or off-balance sheet transactions which are required to be described in the General Disclosure Package or filed as exhibits to the Registration Statement by the Securities Act or the Rules and Regulations and which have not been so described or filed.

(dd)  No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act or the Rules and Regulations to be described in the General Disclosure Package which is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members required to be disclosed in the General Disclosure Package that are not so disclosed. The Company has not, in violation of the Sarbanes-Oxley Act of 2002, since the date of filing of the Registration Statement, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company.

(ee)  Each of the Company and its Subsidiaries (a) has accurately prepared and timely filed (taking into account all granted extensions of time for the filing) all federal, state, foreign and other tax returns that are required to be filed by it, except where the failure to accurately prepare or to timely file such tax returns would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, and (b) has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation all sales and use taxes and all taxes which it is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except for such taxes, assessments, governmental or other similar charges, if any, (i) the failure to pay or make provision for payment thereof would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and (ii) that are being contested in good faith and as to which adequate reserves in accordance with accounting principles generally accepted in the United States of America have been made.  No deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the best of the Company’s knowledge, threatened, except for any such deficiency assessments that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.  The accruals and reserves on the books and records of the Company and its Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period, except to the extent of any inadequacies that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and, since December 31, 200[2], the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business except for any such liabilities that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.  There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary except for any such tax liens that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(ff)  Neither the Company nor any of its Subsidiaries (i) is in violation of its certificate or articles of incorporation, bye-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any lien, charge or encumbrance disclosed in the Registration Statement and the Prospectus.

(gg)  The Company has not offered, or caused the Underwriters to offer, any Offered Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(ii)                                  Each of the Selling Stockholders severally represents and warrants to, and agrees with, each Underwriter that:

(a)  Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and no action based on an adverse claim may be validly asserted against the Underwriters with respect to such Offered Securities.

(b)  Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)  Certificates in negotiable form for such Selling Stockholder’s Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement duly authorized executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the “Custody Agreement”) with the Company, as Custodian (the “Custodian”) and a Power of Attorney substantially in the form attached here to as Exhibit 1, appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”); the Securities represented by the certificates so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement and the Power of Attorney, are not subject to termination by any acts of such Selling Stockholder, or by operation of law whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement, the Custody Agreement and the Power of Attorney as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(d)  No consent, approval, authorization or order of any court or governmental agency or body or regulatory authority is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the Exchange Act, the blue sky laws of any jurisdiction and the rules and regulations of the NASD in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

(e)  Neither the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) any provision of applicable law or (ii) to the extent applicable, the charter or by-laws (or similar constitutional documents) of such Selling Stockholder or (iii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its Subsidiaries is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its Subsidiaries, and in the case of clauses (i) and (iii) only, except for such conflicts, breaches, violations or defaults that would not have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this agreement.

(f)  Such Selling Stockholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney.

(g)  This Agreement has been duly executed, delivered and, to the extent applicable, authorized by or on behalf of such Selling Stockholder.

(h)  The Custody Agreement and the Power of Attorney have been duly executed, delivered and, to the extent applicable, authorized by such Selling Stockholder and are valid and binding agreements of such Selling Stockholders.

(i)  On the Effective Date of the Initial Registration Statement, the Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each such document does not include, or will not include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, neither the General Disclosure Package nor any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement or a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the two preceding sentences apply only to the extent that any statements in or omissions from a Registration Statement, the Prospectus, the General Disclosure Package or any Limited Use Free Writing Prospectus are based on written information furnished to the Company by such Selling Stockholder expressly for use therein and it being understood that such information is limited to the Selling Stockholder Information as described in Section 8.

(j)  All Selling Stockholder Information (as defined in Section 8(b) below) relating to such Selling Stockholder contained in any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Selling Stockholders notified or notify the Company and the Representatives as described in the next sentence, did not and does not include any information that conflicted or conflicts with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus and prior to the Closing Date there occurred or occurs an event or development as a result of which such Selling Stockholder Information conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, such Selling Stockholder has promptly notified or will promptly notify the Company and the Representatives and will provide the Company with all necessary information so as to correct such untrue statement or omission.

(k)  Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

Any certificate signed by any Selling Stockholder or authorized officer of such Selling Stockholder, as applicable, and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price of $           per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company and the Custodian will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment by the several underwriters of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Stockholder in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse at the office of Davis Polk & Wardwell, at      A.M., New York time, on                            , or at such other time not later than seven full business days thereafter as Credit Suisse and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of

1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.  The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as Credit Suisse requests and will be made available for checking and packaging at the office of Davis Polk & Wardwell at least 24 hours prior to the First Closing Date.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

In addition, upon written notice from Credit Suisse given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by Credit Suisse to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments, if any,  made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Credit Suisse to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by Credit Suisse but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefore in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse, at the office of Davis Polk & Wardwell.  [The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as Credit Suisse requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of Davis Polk & Wardwell at a reasonable time in advance of such Optional Closing Date.]

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5.  Certain Agreements.

(i)  The Company agrees with the several Underwriters that:

(a)  The Company has filed or will file each Statutory Prospectus pursuant to and in accordance with Rule 424(b)(1) (or, if applicable and consented to by Credit Suisse, subparagraph (4)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement.

(b)  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by Credit Suisse, which consent will not be unreasonably withheld or delayed, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.  The Company will advise Credit Suisse promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by Credit Suisse, which consent will not be unreasonably withheld or delayed.

(c)  The Company will advise Credit Suisse promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or any Statutory Prospectus and will not effect such amendment or supplementation without Credit Suisse’s consent, which consent will not be unreasonably withheld or delayed; and the Company will also advise Credit Suisse promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or any Statutory Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its commercially responsible efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(d)  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify Credit Suisse of such event and will, as promptly as commercially practicable under the circumstances, prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither Credit Suisse ‘s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(e)  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(f)  The Company will furnish to the Representatives upon request copies of each Registration Statement, each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as Credit Suisse reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement or as otherwise agreed to by the parties. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g)  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as Credit Suisse may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities as contemplated hereby, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)  The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Credit Suisse reasonably designates and the printing of memoranda relating thereto, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including half of the cost of any aircraft chartered in connection with attending or hosting such meetings, for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i)  Other than the issuance and sale of the Offered Securities contemplated by this Agreement, for the period specified below (the “Lock-Up Period”),  the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse, except (A) issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (B) grants of employee stock options or restricted stock grants pursuant to the terms of a plan in effect on the date hereof, (C) issuances of Securities pursuant to the exercise of such options, (D) the filing of any registration statement on Form S-8 relating to securities that have been or may be issued pursuant to clause (B) above and (E) issuances of up to 15% of the Securities outstanding at the time of the issuance as consideration or partial consideration for acquisitions of businesses.  The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or becomes aware of material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.  The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(ii)  Each of the Selling Stockholders agrees with the several Underwriters that:

(a)  Such Selling Stockholder agrees during the Lock-Up Period not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, other than the Securities being sold by such Selling Stockholder pursuant to this Agreement without, in each case, the prior written consent of the Representatives.  The foregoing restrictions shall not apply to bona fide gifts, transfers to family members and entities for the benefit of such family member; provided, however, that (i) the recipient of such gift or transfer shall, prior to such gift, agree in writing to be bound by the terms of a letter substantially in the form attached hereto as Exhibit 2, and (ii) such gift is not required to be reported in any public report or filing with the Commission and such Selling Stockholder does not otherwise voluntarily effect any such public filing or report regarding such gift.

(b)  Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)  Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any material change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder.

6.  Free Writing Prospectuses.   The Company and each of the Selling Stockholders represent and agree that, unless they obtain the prior consent of Credit Suisse, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, they have not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and Credit Suisse is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.  Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers and the Selling Stockholders made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions precedent:

(a)  The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Deloitte & Touche LLP confirming that they are an independent registered public accounting firm within the meaning of the Act and in a form reasonably acceptable to the Underwriters:

For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, “Registration Statements” shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, “Registration Statements” shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) ”Prospectus” shall mean the prospectus included in the Registration Statements.

(b)  The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of PricewatehouseCoopers LLP confirming that they are independent registered public accounting firm within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that in their opinion the financial statements and schedules examined by them and included in the Registration Statements and each Statutory Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(c)  If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by Credit Suisse. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by Credit Suisse.  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(b) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

(d)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters, including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company or the financial strength rating of any Subsidiary by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company or the financial strength rating of any Subsidiary (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii)  any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal, Maryland or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States , any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(e)  The Representatives shall have received a favorable written opinion, dated such Closing Date, of each of Fried, Frank, Harris, Shriver & Jacobson LLP counsel for the Company and Nora J. Dahlman, Managing Director and General Counsel to the Company, substantially in the form of Exhibits 3 and 4 respectively.

(f)  The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus, and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)  The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation as officers of the Company, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the Applicable Time; and, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(h)  The Representatives shall have received letters, dated such Closing Date, of both Deloitte & Touche and PricewaterhouseCoopers which meet the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(i)  The Representatives shall have received an opinion from [          ], counsel to the Selling Stockholders dated such Closing Date, substantially in the form of Exhibit 5.

(j)  The Custody Agreement and the Power of Attorney of each Selling Stockholder have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder;

Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by the Selling Stockholder, or appropriate representative of such Selling Stockholder, or by a power of attorney on behalf of the Selling Stockholder dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct on and as of the Closing Date to the same effect as if made on the Closing Date.

(k)  On or prior to the date of this Agreement, the Representatives shall have received lockup letters from [BSMB/ACA LLC, Stephens Group Inc., Third Avenue Trust, Chestnut Hill ACA, LLC, Life Investors Insurance Company, Transamerica Life Insurance Company, Insurance Partners, L.P., Insurance Partners Offshore (Bermuda) L.P., IP/MCLP, L.P.], and each of the executive officers and directors of the Company, each substantially in the form of Exhibit 2 hereto, and such letter agreements will be in full force and effect on such closing date.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.  Credit Suisse may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.  Indemnification and Contribution.  (a)  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

The Company will indemnify and hold harmless each Selling Stockholder, its partners, members, directors, officers, affiliates and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Selling Stockholder for any legal or other expenses reasonably incurred by such Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with Selling Stockholder Information.

Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(b), may permit indemnification for liabilities under the Act of any person who is an Underwriter or a partner or controlling person of an Underwriter within the meaning of Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

(b)  Each Selling Stockholder severally agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with reference to the Selling Stockholder Information (as defined below) furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity; provided, however, that the liability of each Selling Stockholder shall not exceed the amount of the aggregate net proceeds to such Selling Stockholder from the sale of Offered Securities by such Selling Stockholder hereunder, after deducting underwriting discounts and commissions but before out-of-pocket expenses.  This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have. Each Selling Stockholder confirms as to itself, and the Company and the Underwriters acknowledge, that the information appearing in the table in the section entitled “Principal and Selling Stockholders” under the headings “Beneficial Owner,” “Shares Beneficially Owned Prior to this Offering” and in the footnotes related to such information pertaining to such Selling Stockholder, and in the section entitled “Principal and Selling Stockholders” under the headings “Beneficial Owner,” “Shares Beneficially Owned Prior to this Offering – Number” and “Number of Shares Being Offered,” “Shares Beneficially Owned After the Offering – Number,” and in the footnotes related to such information pertaining to such Selling Stockholder in the section entitled “Principal and Selling Stockholders” constitute the only information concerning such Selling Stockholder furnished in writing to the Company by such Selling Stockholder for inclusion in the Registration Statement and the Prospectus (“Selling Stockholder Information”).

(c)  Each Underwriter will severally and not jointly indemnify and hold harmless the Company and Selling Stockholders, each of their directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: [  ] and (ii) the following information in the Prospectus furnished on behalf of [  ]: [  ].

(d)  Promptly after receipt by an indemnified party under this Section or Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above or Section 10, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above or Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above or Section 10.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 10, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Selling Stockholders on the one hand and by the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)  The obligations of the Company and the Selling Stockholders under this Section or Section 10 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the QIU (as hereinafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement, to each person, if any, who controls the Company within the meaning of the Act, to each Selling Stockholder and to each person, if any, who controls any Selling Stockholder within the meaning of the Act.

(g)  The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 2(ii) hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities, less the underwriting discount, sold by such Selling Stockholder to the Underwriters.  The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9.  Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Credit Suisse may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.  Qualified Independent Underwriter.  The Company hereby confirms that at its request Credit Suisse has without compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Offered Securities.  The Company will indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

11.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Selling Stockholders and several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Selling Stockholders or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 8 and the obligations of the Company pursuant to Section 10 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

12.  Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  IBD Legal Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at ACA Capital Holdings, Inc., 140 Broadway, New York, N.Y. 10005- [    ], Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address se forth in Schedule B hereto.

13.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14.  Representation of Underwriters.  The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by Credit Suisse will be binding upon all the Underwriters.

15.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.  Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

(a)  The Representatives have been retained solely to act as underwriters in connection with the sale of the Company’s securities and that no fiduciary, advisory or agency relationship between the Company and the Selling Stockholders and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or is advising the Company or any of the Selling Stockholders on other matters;

(b)  the price of the securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)  it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or any of the Selling Stockholders and that the Representatives have no obligation (except as may be required under federal securities laws) to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d)  they waive, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty, and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or to any of the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company and each of the Selling Stockholders hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

ACA CAPITAL HOLDINGS, INC.

By
[Insert title]

[ ], as attorney-in-fact for the Selling
Stockholders listed on Schedule B.

By

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above
written.

CREDIT SUISSE SECURITIES (USA) LLC

J.P. MORGAN SECURITIES INC

BEARS STEARNS & CO. INC.

Acting on behalf of themselves and as the Representatives
of the several Underwriters

By CREDIT SUISSE SECURITIES (USA) LLC

By

SCHEDULE A

Underwriter	Number of Firm Securities

Credit Suisse First Boston LLC

J.P. Morgan Securities Inc.

Bears Stearns & Co. Inc.

Stephen Inc.

Keefe, Bruyette & Woods, Inc.

Total

SCHEDULE B

Selling Stockholders:	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold

EXHIBIT 1

Power of Attorney

[To Come]

EXHIBIT 2

      , 2006

ACA Capital Holdings, Inc.

140 Broadway

New York, N.Y. 10005

CREDIT SUISSE SECURITIES (USA) LLC,

J.P. MORGAN SECURITIES INC.

BEAR STEARNS & CO. INC.,

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the common stock (the “Securities”) of ACA Capital Holdings, Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives. The restrictions set forth in the immediately preceding paragraph shall not apply to:

(1)           if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value, and

(2)           if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

provided, however, that in the case of any transfer described in clause (1) or (2), it shall be a condition to the transfer that the transferee executes and delivers a written agreement, in substantially the same form of this agreement and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).  In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by Credit Suisse Securities (USA) LLC to the Company (in accordance with Section 12 of the Underwriting Agreement) and that the Company will provide notice to the undersigned.  The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 17th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned further acknowledges and agrees not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement.  Any Securities acquired by the undersigned in the open market will not be subject to this Agreement.  A transfer of Securities to a charity or a family member or trust for the direct or indirect benefit of the undersigned or the family of the undersigned may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before November 30, 2006.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[name]

EXHIBIT 3

Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

[To Come]

EXHIBIT 4

Opinion of Nora J. Dahlman, Managing Director and General Counsel to the Company

[To Come]

EXHIBIT 5

Opinion of [          ], counsel to the Selling Stockholders

[To Come]